Exhibit 99.1

SECOND QUARTER HIGHLIGHTS

•	Launched next generation local communications company

•	Introduced practical, innovative EMBARQTM-branded wireless offers and integrated services

•	Posted very strong high-speed Internet results

•	Maintaining 2006 financial outlook

Inquiries:

Investor Relations	Media Relations
Trevor Erxleben	Keith Mitchell
866-591-1964	913-345-6661
investorrelations@embarq.com	keith.j.mitchell@embarq.com

SECOND QUARTER HIGHLIGHTS

•	After successfully completing its separation, Embarq began trading on the New York Stock Exchange on May 18th. Embarq is a member of the S&P 500 and trades under the ticker symbol EQ.

•	The EMBARQTM brand was officially launched on June 5th with an aggressive marketing and advertising campaign and innovative new products and offers for both consumer and business customers.

•	The company introduced a full suite of EMBARQTM-branded wireless services, including EMBARQTM One Voicemail for consumers and EMBARQTM Smart Connect for business customers.

•	Embarq again posted very strong high-speed Internet (HSI) results, adding 72,000 lines to end the quarter with 44% more HSI lines in service than the end of the second quarter of 2005.

•	Data and high-speed Internet (HSI) revenues continued to grow at a double-digit rate. Combined data and HSI revenues grew just over 15% on a GAAP basis and more than 13% on an as adjusted basis.

•	Embarq reaffirmed its financial and operating guidance for 2006.

OVERLAND PARK, KS - July 27, 2006 - Embarq Corporation (NYSE: EQ) today announced its financial results for the second quarter of 2006, its first earnings announcement as an independent company. Following its separation on May 18th, the company launched the EMBARQTM brand to the public on June 5th with an aggressive marketing and advertising campaign. As part of the launch, the company also introduced practical, innovative new products and offers for consumer and business customers, including a full suite of EMBARQTM-branded wireless services that emphasize bundling wireline with wireless.

Commenting on the quarter, Dan Hesse, Embarq Chairman and Chief Executive Officer, said, “We launched our new company this quarter, and I was pleased we were able to deliver solid results while also completing a complex separation. Although they were in the market for only a few weeks, not long enough to have a significant impact on our second quarter results, the products we added to our portfolio in June – particularly our converged wireless and wireline solutions – will be important to our future.”

Embarq reported its second quarter financial results in accordance with generally accepted accounting principles (GAAP) as well as on an ‘as adjusted’ basis. The company’s GAAP reporting for all periods prior to May 18th does not reflect certain items related to its spin-off that are included in its GAAP reporting subsequent to May 18th. (These items are described in more detail in the section entitled ‘Financial Measures’ on page 6.) Accordingly, pre-May 18th GAAP results are not fully comparable to post-May 18th GAAP results. The as adjusted basis of reporting, however, reflects the current composition of Embarq’s business for all periods. Thus, the as adjusted basis of reporting is provided to help investors evaluate trends in Embarq’s operating performance. Reconciliations of non-GAAP measures are provided in Schedule 4 on pages 11-14.

GAAP Results

For the second quarter of 2006, Embarq reported net operating revenues of $1.58 billion, an increase of 3.8% compared to the second quarter of 2005. Second quarter operating income declined 4.9% on a year-over-year basis to $406 million.

As Adjusted Results

On an as adjusted basis, Embarq reported net operating revenues of $1.63 billion for the second quarter of 2006, a slight decline compared to the second quarter of 2005. Although as adjusted voice revenues declined more than 5% year-over-year, the decline was almost completely offset by solid, 4.7% growth in as adjusted data revenue and nearly 33% growth in as adjusted high-speed Internet revenue as well as 26.6% as adjusted revenue growth in EMBARQTM Logistics.

Due primarily to $53 million in separation-related expenses Embarq incurred in the second quarter of 2006, as adjusted operating income declined $53 million or 11% on a year-over-year basis to $427 million. The separation-related expenses are non-recurring in nature and include items such as information technology systems, re-branding and employee retention costs.

High-Speed Internet and Access Lines

High-speed Internet (HSI) line growth continued at a very strong rate in the second quarter. In what has historically been a seasonally low quarter for HSI additions, Embarq added 72,000 new lines to end the quarter with 849,000 HSI lines in service.

Access lines declined 5.6% year-over-year to 7.12 million, driven by increasing competition in the company’s consumer operating unit. While consumer access lines declined 7.3%, business lines declined just 1.4%, reflecting a much more moderate competitive environment for the company’s business operating unit.

Capital Structure

As part of its spin-off, Embarq executed an offering of 7, 10 and 30-year senior notes totaling approximately $4.5 billion. The company also established a 5-year, $3.1 billion credit facility, consisting of a $1.6 billion term loan and a $1.5 billion revolving line of credit. At the time of the spin-off, the company had $500 million drawn on the line of credit and $1 billion of unused capacity. At June 30, 2006, debt, net of cash, was $6.7 billion.

As reflected in the supplemental cash flow information presented in schedule 3, the spin-off resulted in a stockholders equity deficit on a GAAP basis at the date of the spin-off. This arose from the distribution of cash and debt securities to Sprint Nextel at the time of the spin-off. Since that date, net income has reduced this amount to approximately $800 million as of June 30, 2006.

2006 GAAP Financial Outlook

Embarq also continues to expect its GAAP results to fall within its previously provided ranges. Full-year revenues are expected to be $6.2 to $6.3 billion, while operating income is expected to be $1.35 to $1.45 billion. This operating income range includes $125 million of non-recurring separation-related expenses, $80 million of which has been incurred in the first half of the year. It also includes dilution related to the start-up of the company’s wireless operation, which is expected to be approximately $40 million.

2006 As Adjusted Financial Outlook

Embarq is reaffirming the guidance it had previously provided on May 4th. The company continues to expect as adjusted full-year revenues to be in the range of $6.4 to $6.5 billion and as adjusted operating income is expected to be $1.45 to $1.55 billion. This operating income range includes $125 million of non-recurring separation-related expenses, $80 million of which has been incurred in the first half of the year. It also includes dilution related to the start-up of the company’s wireless operation, which is expected to be approximately $40 million. Capital expenditures on an as adjusted basis are expected to be approximately $960 million, including approximately $80 million of separation-related capital. High-speed Internet lines in service are expected to increase by approximately 40% year-over-year, while access lines are expected to decline 5.5% to 7.5% on a year-over-year basis.

The table below reconciles Embarq’s 2006 GAAP Outlook to its 2006 As Adjusted Outlook. These reconciling items and the as adjusted basis of reporting are discussed in more detail in the section entitled ‘Financial Measures’ on page 6.

	GAAP	LD Customer Transfers	As Adjusted
Net Operating Revenues	$6.2 to $6.3 billion	0.2	$6.4 to $6.5 billion

Operating Income	$1.35 to $1.45 billion*	0.1	$1.45 to $1.55 billion*

*	Includes $125 million of non-recurring separation charges

Conference Call

On Thursday, July 27, 2006, following its pre-market earnings release, Embarq will hold an open-access conference call beginning at 8:00 AM EDT. Dial-in numbers for the conference call are (866) 245-2310 (in the U.S. and Canada) and (706) 679-0843 (outside the U.S. and Canada). The code to access the call is 2770410. The audio will also be available via a simultaneous webcast at www.embarq.com/investors along with a downloadable presentation.

For those unable to participate live, a replay of the call will be available until August 27, 2006 by dialing (800) 642-1687 (toll free in the U.S. and Canada) or (706) 645-9291 (outside the U.S. and Canada) as well as at Embarq’s investor relations website, www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

GAAP

Selected Unaudited Financial Data

($ in millions, lines in thousands)

	2Q-06	2Q-05	Fav / (Unfav)
Voice	$1,067	$1,062	$5	0.5%
Data	174	163	11	6.7%
High-speed Internet	101	76	25	32.9%
Other	68	83	(15)	(18.1)%

Service revenues	1,410	1,384	26	1.9%

EMBARQ Logistics	138	109	29	26.6%
Other	31	28	3	10.7%

Product revenues	169	137	32	23.4%

Net operating revenues	1,579	1,521	58	3.8%

Cost of services	367	349	(18)	(5.2)%
Cost of products	149	120	(29)	(24.2)%
Selling, general & admin	403	379	(24)	(6.3)%
Depreciation	254	246	(8)	(3.3)%

Operating expenses	1,173	1,094	(79)	(7.2)%

Operating income	$406	$427	$(21)	(4.9)%

Capital expenditures	$265	$194	$(71)	(36.6)%

As Adjusted
Selected Unaudited Financial Data
($ in millions, lines in thousands)

	2Q-06	2Q-05	Fav / (Unfav)
Voice	$1,123	$1,191	$(68)	(5.7)%
Data	178	170	8	4.7%
High-speed Internet	101	76	25	32.9%
Other	61	67	(6)	(9.0)%

Service revenues	1,463	1,504	(41)	(2.7)%

EMBARQ Logistics	138	109	29	26.6%
Other	29	21	8	38.1%

Product revenues	167	130	37	28.5%

Net operating revenues	1,630	1,634	(4)	(0.2)%

Cost of services	390	410	20	4.9%
Cost of products	148	114	(34)	(29.8)%
Selling, general & admin	398	361	(37)	(10.2)%
Depreciation	267	269	2	0.7%

Operating expenses	1,203	1,154	(49)	(4.2)%

Operating income	$427	$480	$(53)	(11.0)%

Capital expenditures	$312	$203	$(109)	(53.7)%

Access lines	7,117	7,540	(423)	(5.6)%

High-speed Internet lines	849	590	259	43.9%

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to Embarq’s outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” “target” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, technology and the economic and regulatory environment. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include: economic, competitive, regulatory, technological, capital market and other factors, and the risks that are described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” contained in Embarq’s Registration Statement on Form 10, as amended, as filed with the Securities and Exchange Commission (SEC) and in Embarq’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and Embarq undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this press release. Embarq is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

As Adjusted Basis of Reporting

For periods prior to and including May 17, 2006, the date of Embarq’s spin-off from Sprint Nextel, reported operating income reflects the combined performance of the specific legal entities that were spun-off from Sprint Nextel in accordance with GAAP. The reported information for these entities prior to and including the date of separation does not include certain items that will be reflected in Embarq’s reported operating income for periods subsequent to May 17, 2006. These items primarily consist of the following:

•	In-territory consumer and business long distance customers transferred to Embarq by Sprint Nextel, as well as certain in-territory equipment and professional service customers transferred to Sprint Nextel by Embarq; and

•	Other assets and liabilities related to ongoing business operations transferred to Embarq by Sprint Nextel.

In order to facilitate a comparison of Embarq’s historical operating performance to its performance subsequent to the spin-off, Schedule 4 on pages 11-14 provides an as adjusted view of Embarq’s quarterly operating income for 2005 and the first half of 2006, including reconciliations to GAAP. The as adjusted financial information assumes the spin-off from Sprint Nextel had occurred on January 1, 2005 and includes the items described above. The as adjusted financial information are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information contained in our financial reporting.

BRAND and ADVERTISING

On June 5th, Embarq launched a new brand and advertising campaign that highlighted the company’s common sense approach to business. With their focus on practical ingenuity the spots speak to:

•	Innovation

•	Reliability – Dependability

•	Common Sense

WIRELESS MVNO LAUNCH

Embarq has an MVNO Agreement with Sprint Nextel Corporation that allows Embarq to offer its own branded wireless voice and data services. For $60 a month customers can choose a plan that includes:

•	Unlimited local calling plus 200 anytime wireless minutes

•	One voicemail for home and wireless messages

•	150 bonus anytime wireless minutes

•	Unlimited calling between the Embarq home phone and wireless phone

Embarq is one of the first communications carriers to have operationally integrated wireline and wireless products. Whether it is integrated voicemail or EMBARQ Smart Connect, when you are in the home, office or on the road, Embarq provides outstanding coverage, reliability and clarity.

RETAIL STORE MAKEOVER

Re-branding is complete in all of the 33 stores Embarq operates. During 2006 the company expects to increase that number to between 55 and 60 stores. In addition to consumer offerings like HSI, wireless handsets, and DISH Network satellite TV, a key feature is:

•	A store-within-a-store focused on business customers small and large.

EMBARQ Logistics

Embarq has changed the name of Sprint North Supply to EMBARQ Logistics, highlighting the business unit’s new strategy and focus. This distribution and supply chain organization is a market-leading distributor that works with a wide variety of manufacturers to sell their communications products to other carriers.

NEW PRODUCTS and OFFERS

Integrated Voicemail – This common sense solution allows wireless and home phone customers to:

•	Retrieve all their voicemail messages - from their wireless or wireline phone - from one mailbox.

•	Receive automatic voicemail notification.

EMBARQTM Smart Connect – With Smart Connect calls move seamlessly from an Embarq wireless phone to any wired phone with the push of a button, allowing businesses to be more accessible to their customers and colleagues. It also helps manage wireless costs. Service is not currently available in all markets.

EMBARQTM BizPak – EMBARQ BizPak is a HSI value added service designed to build Web presence for small business customers. The service provides Web hosting, e-commerce functionality, multiple vanity e-mails, 24/7 live customer care via phone or e-mail and online sales tracking for improved customer responsiveness.

About Embarq

Embarq Corporation (NYSE: EQ) provides a complete suite of communications services to customers in its local service territories. Embarq, which is expected to rank among the Fortune 500, brings common-sense ideas, reliable service and a renewed commitment to the communities it serves. Embarq focuses on offering its customers practical, innovative products and competitive pricing. The company has approximately 20,000 employees and operates in 18 states offering local and long distance voice, data, high-speed Internet, wireless and entertainment services. For more information, visit http://www.embarq.com.

Embarq Corporation

Consolidated Statements of Operations (unaudited)

($ in millions, except per share amounts)

Schedule 1

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net Operating Revenues
Service revenues	$1,410	$1,384	$2,796	$2,783
Product revenues	169	137	344	265

Net Operating Revenues	1,579	1,521	3,140	3,048

Operating Expenses
Cost of services	367	349	745	700
Cost of products	149	120	309	237
Selling, general and administrative	403	379	822	794
Depreciation and amortization	254	246	492	491

Total Operating Expenses	1,173	1,094	2,368	2,222

Operating Income	406	427	772	826

Interest expense	(68)	(22)	(87)	(44)
Other income (expense), net	3	2	8	4

Income Before Taxes	341	407	693	786
Income tax expense	(125)	(158)	(263)	(305)

Net Income	$216	$249	$430	$481

Pro forma Basic Earnings Per Share	$1.45		$2.88

Pro forma Basic weighted average shares	149.1		149.1

Pro forma Diluted Earnings Per Share	$1.44		$2.87

Pro forma Diluted weighted average shares	150.0		149.9

Embarq Corporation

Consolidated Balance Sheets

($ in millions)

Schedule 2

	June 30, 2006	December 31, 2005
	(unaudited)
Assets
Cash and equivalents	$25	$103
Accounts receivable, net	699	660
Inventories	176	174
Prepaid expenses and other current assets	86	135

Total current assets	986	1,072

Property, plant and equipment, net	8,047	7,804
Prepaid pension asset	—	219
Other non-current assets	146	126

Total non-current assets	8,193	8,149

Total assets	$9,179	$9,221

Liabilities and stockholders’ equity
Current maturities	$2	$2
Accounts payable	436	528
Accrued payroll & benefits	153	118
Accrued taxes	193	104
Deferred revenue	213	215
Other current liabilities	174	117

Total current liabilities	1,171	1,084

Long-term debt	6,746	1,123
Postretirement and other benefit obligations	894	793
Deferred income taxes	1,008	1,290
Other non-current liabilities	143	79

Total non-current liabilities	8,791	3,285

Stockholders’ equity
Business equity	—	5,377
Common stock	1	—
Paid in capital	(465)	—
Retained earnings	104	—
Accumulated other comprehensive loss	(423)	(525)

Total stockholders’ equity	(783)	4,852

Total liabilities and stockholders’ equity	$9,179	$9,221

Embarq Corporation

Consolidated Statements of Cash Flows (unaudited)

($ in millions)

Schedule 3

	Six Months Ended June 30,
	2006	2005
Operating Activities
Net income	$430	$481
Depreciation and amortization	492	491
Deferred income taxes	(38)	9
Changes in assets and liabilities:
Accounts receivable	(43)	12
Inventories and other current assets	92	32
Accounts payable and other current liabilities	198	33
Noncurrent assets and liabilities, net	(1)	(75)
Other, net	26	24

Net cash provided by operating activities	1,156	1,007

Investing Activities
Capital expenditures	(449)	(342)
Proceeds from sales of assets	25	10

Net cash used by investing activities	(424)	(332)

Financing Activities
Issuance of debt	2,100	—
Payments on debt	(502)	(37)
Net cash paid to Sprint Nextel associated with the spin off	(2,208)	—
Dividends paid to Sprint Nextel	(194)	(543)
Other, net	(6)	—

Net cash used by financing activities	(810)	(580)

Change in cash and equivalents	(78)	95
Cash and equivalents at beginning of period	$103	$113

Cash and equivalents at end of period	$25	$208

Supplemental Cash Flow Information
Non-cash activities associated with the spin off:
Issuance of senior notes	$(4,485)	$—
Elimination of notes payable to Sprint Nextel	460	—
Transfer of certain property, plant & equipment	310	—
Transfer of certain postretirement & other benefit obligations	(314)	—
Transfer of certain deferred tax assets	254	—
Transfer of certain other assets & liabilities, net	71	—

Total non-cash activities associated with the spin off	$(3,704)	$—

Combined cash and non-cash activities associated with the spin off	$(5,912)	$—

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 4

Quarter Ended June 30, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,067	$56	$—	$—	$—	$1,123
Data	174	2	—	—	2	178
Internet (HSI)	101	—	—	—	—	101
Other	68	(7)	—	—	—	61

Service revenues	1,410	51	—	—	2	1,463

EMBARQ Logistics	138	—	—	—	—	138
Other	31	(2)	—	—	—	29

Product revenues	169	(2)	—	—	—	167

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630

Operating Expenses
Cost of services	367	23	—	—	—	390
Cost of products	149	(1)	—	—	—	148
Selling, general and administrative	403	13	—	(18)	—	398
Depreciation and amortization	254	—	—	13	—	267

Total Operating Expenses	1,173	35	—	(5)	—	1,203

Operating Income	$406	$14	$—	$5	$2	$427

Operating Unit Revenues
Consumer	$641	$44	$—	$—	$—	$685
Business	369	9	—	—	1	379
Wholesale	431	(4)	—	—	1	428

Telcommunications	1,441	49	—	—	2	1,492
EMBARQ Logistics	138	—	—	—	—	138

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630

Capital Expenditures	$265	$—	$—	$47	$—	$312

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,038	$116	$—	$—	$1	$1,155
Data	169	4	—	—	2	175
Internet (HSI)	98	—	—	—	—	98
Other	81	(15)	—	—	—	66

Service revenues	1,386	105	—	—	3	1,494

EMBARQ Logistics	152	—	—	—	—	152
Other	23	(3)	—	—	—	20

Product revenues	175	(3)	—	—	—	172

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666

Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	160	(3)	—	—	—	157
Selling, general and administrative	419	22	—	(34)	1	408
Depreciation and amortization	238	—	—	25	—	263

Total Operating Expenses	1,195	69	—	(9)	2	1,257

Operating Income	$366	$33	$—	$9	$1	$409

Operating Unit Revenues
Consumer	$609	$92	$—	$—	$—	$701
Business	354	19	—	—	1	374
Wholesale	446	(9)	—	—	2	439

Telcommunications	1,409	102	—	—	3	1,514
EMBARQ Logistics	152	—	—	—	—	152

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666

Capital Expenditures	$184	$—	$—	$20	$—	$204

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 4

Year Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,249	$512	$—	$—	$2	$4,763
Data	657	16	—	—	11	684
Internet (HSI)	326	—	—	—	—	326
Other	334	(66)	—	—	—	268

Service revenues	5,566	462	—	—	13	6,041

EMBARQ Logistics	563	—	—	—	—	563
Other	125	(28)	—	—	—	97

Product revenues	688	(28)	—	—	—	660

Net operating revenues	$6,254	$434	$—	$—	$13	$6,701

Operating Expenses
Cost of services	1,417	239	—	—	5	1,661
Cost of products	632	(24)	—	—	—	608
Selling, general and administrative	1,594	85	(15)	(147)	3	1,520
Depreciation and amortization	979	—	—	90	1	1,070
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	4,702	300	(15)	(57)	9	4,939

Operating Income	$1,552	$134	$15	$57	$4	$1,762

Operating Unit Revenues
Consumer	$2,423	$412	$—	$—	$—	$2,835
Business	1,424	60	—	—	6	1,490
Wholesale	1,844	(38)	—	—	7	1,813

Telcommunications	5,691	434	—	—	13	6,138
EMBARQ Logistics	563	—	—	—	—	563

Net operating revenues	$6,254	$434	$—	$—	$13	$6,701

Capital Expenditures	$828	$—	$—	$66	$—	$894

Quarter Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,045	$126	$—	$—	$1	$1,172
Data	168	4	—	—	3	175
Internet (HSI)	93	—	—	—	—	93
Other	83	(16)	—	—	—	67

Service revenues	1,389	114	—	—	4	1,507

EMBARQ Logistics	180	—	—	—	—	180
Other	34	(7)	—	—	—	27

Product revenues	214	(7)	—	—	—	207

Net operating revenues	$1,603	$107	$—	$—	$4	$1,714

Operating Expenses
Cost of services	357	59	—	—	1	417
Cost of products	206	(6)	—	—	—	200
Selling, general and administrative	410	21	(3)	(37)	1	392
Depreciation and amortization	245	—	—	22	1	268
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	1,298	74	(3)	(15)	3	1,357

Operating Income	$305	$33	$3	$15	$1	$357

Operating Unit Revenues
Consumer	$609	$98	$—	$—	$—	$707
Business	362	17	—	—	2	381
Wholesale	452	(8)	—	—	2	446

Telcommunications	1,423	107	—	—	4	1,534
EMBARQ Logistics	180	—	—	—	—	180

Net operating revenues	$1,603	$107	$—	$—	$4	$1,714

Capital Expenditures	$285	$—	$—	$33	$—	$318

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 4

Quarter Ended September 30, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,060	$129	$—	$—	$—	$1,189
Data	164	4	—	—	3	171
Internet (HSI)	85	—	—	—	—	85
Other	85	(17)	—	—	—	68

Service revenues	1,394	116	—	—	3	1,513

EMBARQ Logistics	175	—	—	—	—	175
Other	34	(7)	—	—	—	27

Product revenues	209	(7)	—	—	—	202

Net operating revenues	$1,603	$109	$—	$—	$3	$1,715

Operating Expenses
Cost of services	360	60	—	—	1	421
Cost of products	189	(6)	—	—	—	183
Selling, general and administrative	390	21	(4)	(37)	1	371
Depreciation and amortization	243	—	—	23	—	266

Total Operating Expenses	1,182	75	(4)	(14)	2	1,241

Operating Income	$421	$34	$4	$14	$1	$474

Operating Unit Revenues
Consumer	$602	$105	$—	$—	$—	$707
Business	361	15	—	—	1	377
Wholesale	465	(11)	—	—	2	456

Telcommunications	1,428	109	—	—	3	1,540
EMBARQ Logistics	175	—	—	—	—	175

Net operating revenues	$1,603	$109	$—	$—	$3	$1,715

Capital Expenditures	$201	$—	$—	$13	$—	$214

Quarter Ended June 30, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,062	$128	$—	$—	$1	$1,191
Data	163	4	—	—	3	170
Internet (HSI)	76	—	—	—	—	76
Other	83	(16)	—	—	—	67

Service revenues	1,384	116	—	—	4	1,504

EMBARQ Logistics	109	—	—	—	—	109
Other	28	(7)	—	—	—	21

Product revenues	137	(7)	—	—	—	130

Net operating revenues	$1,521	$109	$—	$—	$4	$1,634

Operating Expenses
Cost of services	349	59	—	—	2	410
Cost of products	120	(6)	—	—	—	114
Selling, general and administrative	379	22	(4)	(37)	1	361
Depreciation and amortization	246	—	—	23	—	269

Total Operating Expenses	1,094	75	(4)	(14)	3	1,154

Operating Income	$427	$34	$4	$14	$1	$480

Operating Unit Revenues
Consumer	$602	$104	$—	$—	$—	$706
Business	350	15	—	—	2	367
Wholesale	460	(10)	—	—	2	452

Telcommunications	1,412	109	—	—	4	1,525
EMBARQ Logistics	109	—	—	—	—	109

Net operating revenues	$1,521	$109	$—	$—	$4	$1,634

Capital Expenditures	$194	$—	$—	$9	$—	$203

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 4

Quarter Ended March 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,082	$129	$—	$—	$—	$1,211
Data	162	4	—	—	2	168
Internet (HSI)	72	—	—	—	—	72
Other	83	(17)	—	—	—	66

Service revenues	1,399	116	—	—	2	1,517

EMBARQ Logistics	99	—	—	—	—	99
Other	29	(7)	—	—	—	22

Product revenues	128	(7)	—	—	—	121

Net operating revenues	$1,527	$109	$—	$—	$2	$1,638

Operating Expenses
Cost of services	351	61	—	—	1	413
Cost of products	117	(6)	—	—	—	111
Selling, general and administrative	415	21	(4)	(36)	—	396
Depreciation and amortization	245	—	—	22	—	267

Total Operating Expenses	1,128	76	(4)	(14)	1	1,187

Operating Income	$399	$33	$4	$14	$1	$451

Operating Unit Revenues
Consumer	$610	$105	$—	$—	$—	$715
Business	351	13	—	—	1	365
Wholesale	467	(9)	—	—	1	459

Telcommunications	1,428	109	—	—	2	1,539
EMBARQ Logistics	99	—	—	—	—	99

Net operating revenues	$1,527	$109	$—	$—	$2	$1,638

Capital Expenditures	$148	$—	$—	$11	$—	$159

Embarq Corporation

Operating Statistics - As Adjusted* (unaudited)

(Revenues in millions; lines and subscribers in thousands)

(* Note: As adjusted is a non-GAAP measure. See Schedule 4 for a reconciliation to GAAP.)

Schedule 5

	2Q-06	1Q-06	2005	4Q-05	3Q-05	2Q-05	1Q-05
Service and Product Revenues
Voice	$1,123	$1,155	$4,763	$1,172	$1,189	$1,191	$1,211
Data	178	175	684	175	171	170	168
Internet (HSI)	101	98	326	93	85	76	72
Other	61	66	268	67	68	67	66

Service revenues	1,463	1,494	6,041	1,507	1,513	1,504	1,517

EMBARQ Logistics	138	152	563	180	175	109	99
Other	29	19	97	27	27	21	22

Product revenues	167	171	660	207	202	130	121

Net operating revenues	$1,630	$1,665	$6,701	$1,714	$1,715	$1,634	$1,638

Operating Unit Revenues
Consumer	$685	$701	$2,835	$707	$707	$706	$715
Business	379	374	1,490	381	377	367	365
Wholesale	428	439	1,813	446	456	452	459

Telcommunications	1,492	1,514	6,138	1,534	1,540	1,525	1,539
EMBARQ Logistics	138	152	563	180	175	109	99

Net operating revenues	$1,630	$1,666	$6,701	$1,714	$1,715	$1,634	$1,638

Consumer Revenue per Household
Consumer revenue	$685	$701		$707	$707	$706	$715
Average households served	4,482	4,571		4,634	4,695	4,764	4,805

Monthly revenue per average HH	$50.94	$51.12		$50.86	$50.20	$49.40	$49.60

Access Lines
Consumer	4,835	4,970		5,056	5,135	5,215	5,312
Business	2,074	2,079		2,092	2,099	2,103	2,107
Wholesale	208	219		211	214	222	230

Total	7,117	7,268		7,359	7,448	7,540	7,649

Internet (HSI) Lines
Consumer	690	625		552	507	469	440
Business	127	121		114	107	99	92
Wholesale	32	31		27	24	22	19

Total	849	777		693	638	590	551

Wireless Subscribers
Consumer	4	—		—	—	—	—
Business	1	—		—	—	—	—

Total	5	—		—	—	—	—

Entertainment Subscribers	131	109		87	64	43	29